EXHIBIT 99.1
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                                  NEWS RELEASE
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      KINARK CORPORATION - 2250 EAST 73RD ST. - Suite 300 - Tulsa, OK 74136
                      (918) 494-0964 - Fax: (918) 494-3999


FOR IMMEDIATE RELEASE:



Contact:  Paul R. Chastain
Phone:    (918) 524-1506


          Kinark Announces Change of Corporate Name and Ticker Symbol:
                   NORTH AMERICAN GALVANIZING & COATINGS, INC.

     Tulsa, Oklahoma, June 30, 2003 - Kinark Corporation (AMEX) announced today that effective July 1, 2003, the Company's new name will be "North American Galvanizing & Coatings, Inc." and its common stock will begin trading under the new ticker symbol: NGA.

     The Company said it will issue new stock certificates bearing the Company's new name in the ordinary course of trading and re-issuance and does not intend to solicit the exchange of outstanding stock certificates. Stockholders holding their Kinark shares in street name will see the Company's name change reflected in future statements. Accordingly, no action is required by stockholders with respect to their stock certificates or shares held in street name.

     Ronald J. Evans, President and CEO, said, "Our stockholders voted overwhelmingly to approve the name change, which better describes our core business of hot dip galvanizing and coatings. The Company has developed a very recognizable brand name with North American Galvanizing, a name reflecting quality of product and service, and is positioned to capitalize on that asset."

     North American Galvanizing is a leading provider of hot dip galvanizing and coatings for corrosion protection of fabricated steel products. The Company conducts its galvanizing and coating business through a network of plants located in Denver, Hurst (Dallas/Forth Worth), Houston, Kansas City, Louisville, Nashville, St. Louis and the Tulsa area. Hot dip galvanizing provides metals corrosion protection for many product applications used in commercial, construction and industrial markets. North American Galvanizing Company can also be reached through our website, WWW.NAGALV.COM.

     Cautionary Statement. Statements in this news release that are not strictly historical may be "forward looking" statements, which involve risks and uncertainties. These include economic and regulatory conditions, issues with suppliers, market demand, pricing and competitive factors, among others, which are set forth in the Company's Securities and Exchange filings.

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